Exhibit 10.17

GRT Executive Bonus Plan
2013 Plan

This bonus plan is designed to provide incentives for those positions at the most senior level of management, including only the following positions. Payout amounts vary by level and job type.

Senior Executive Bonus Eligible Population Target Payout Breakdown
Positions	Target (Percentage of Actual Base Earnings)	FFO Target	Individual Objectives Target
Chairman of the Board/CEO	100%	70%	30%
President/Chief Operating Officer	70%
EVP/Chief Financial Officer & Treasurer	70%
EVP/General Counsel & Secretary	60%
EVP/ Director of Leasing	60%
SVP/Property Management	40%
Chief Accounting Officer & SVP/Finance	40%
SVP/Strategic Investments	40%
SVP/Development	40%

I.     Funds From Operations (FFO)

A.FFO Performance Levels

Based upon Glimcher Realty Trust’s (the “Company”) 2013 reported per share FFO, a bonus award will be paid in accordance with the following table and the provisions of this section. For results achieved between thresholds, bonus percentage payouts will be pro-rated accordingly. See the chart on page two for per share percentage payout information.

2013 FFO Per Share Growth Goals
All Levels	Threshold $X.XX – $X.XX Per Share	Target $X.XX Per Share	Maximum $X.XX – $X.XX Per Share and Above
Payout Amount	50-92% of FFO Target	100% of FFO Target	108-150% of FFO Target

B.	Adjustment of Per Share FFO Performance Levels to Determine Bonus Payment for FFO Performance

The following items, whether positive or negative and to the extent not contemplated in the Company’s fiscal year 2013 consolidated corporate budget, shall be excluded from the calculation of the Company’s year-end FFO per share utilized in Section I(A) to determine the Payout Amount: (1) the dilutive or accretive effect of security issuances, exchanges, buybacks, or redemptions, (2) the financial impact of acquisitions, ventures, dispositions, or similar transactions, (3) the impact of special dividends or distributions, (4) stock splits, (5) non-cash asset write downs or impairments, and (6) the financial impact of charges and expenditures associated with the early extinguishment of debt and the discontinuation of certain transactions or pre-development and development projects. The Executive Compensation Committee of the Board of Trustees (the “Committee”) retains full discretion to reject the adjustments described in the preceding sentence in approving the final Payout Amount for the Company’s 2013 FFO performance. The Committee shall also retain full discretion to make any other adjustments they believe are appropriate in approving the final Payout Amount for the Company’s 2013 FFO performance.

Glimcher Human Resources         2013 Plan Document

II.     Individual Objectives

Objectives will be set after discussion between Associate and Manager (or the Board of Trustees or the Committee in the case of the CEO). The Committee shall review and approve all objectives for senior executives participants listed above prior to such objectives becoming final. Objectives are to be specific, measurable, and achievable and limited to no more than 6 per person. Objectives must relate to tasks, assignments, or responsibilities beyond the normal day-to-day responsibilities or duties of the respective senior executive. Each objective shall be evaluated on the basis of an achievement percentage for a certain level of performance as described below. Objectives can be re-evaluated should business circumstances change beyond the control of the Company or the senior executive. In the event of such a change, the Committee may replace and approve a maximum of three (3) additional objectives.

Performance Evaluation Levels for Individual Objectives
	Threshold	Target	Maximum
All Participants	75%-99%	100%	101%-125%

The Target Payout per Objective is determined by the following formula:

Individual Objectives Target x Achievement Percentage for Individual Objective (%) = Payout per Objective
Total No. of Objectives

The payouts per objective are aggregated to determine the participant’s total payout for the individual objective portion of the annual bonus payment.

Administrative Items:

▪	The Committee annually determines senior executive participants in the plan. This Committee has discretionary rights to approve all bonuses and determine payment amounts under this plan.

▪
Bonus amounts are calculated based on a percentage of actual base earnings for the plan year or the length of time in the qualifying position. In order to receive any bonus payment under this plan, a senior executive must receive a rating of Meeting Expectations or above on the overall performance rating produced in connection with the performance evaluation for the plan year. The achievement percentage for a respective individual objective must be at least 75% in order for the executive to receive any bonus payout for such objective.

▪	In order to receive any bonus under this plan, the associate must be actively employed the date the bonus pay out is approved by the Committee.

Signature: __________________________ Print Name: __________________________ Date: _______________

Glimcher Human Resources         2013 Plan Document

Per Share Percentage Payout Information

	FFO/Share	Payout %
Threshold	$X.XX	50%
	$X.XX	58%
	$X.XX	67%
	$X.XX	75%
	$X.XX	83%
	$X.XX	92%
Target	$X.XX	100%
	$X.XX	108%
	$X.XX	117%
	$X.XX	125%
	$X.XX	133%
	$X.XX	141%
Maximum	$X.XX	150%

Glimcher Human Resources         2013 Plan Document